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                                                                    Exhibit 16.1

                                                   Arthur Andersen LLP
                                                   Suite 1100
                                                   424 Church Street
                                                   Nashville TN 37219-3302
                                                   Tel 615 726-6000
                                                   Fax 615 726-6272
                                                   www.andersen.com

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

May 28, 2002


Dear Sir/Madam:

We have read the 1st, 2nd, 3rd, and 4th paragraphs of Item 4 included in the Form 8-K/A dated May 28, 2002 of Private Business, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein insofar as they pertain to Arthur Andersen LLP.

Very truly yours,

/s/ Arthur Andersen LLP




cc: Mr. Gerry Hayden, CFO, Private Business, Inc.




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